SUPPLY AND PURCHASE AGREEMENT
                             BETWEEN VARSITY AND SSA


           THIS AGREEMENT, made this 13th day of December, 2002, by and between Select Sport America Inc., 44 Mitchell Road, Ipswich, MA 01938, USA, a _____________ corporation ("SSA") and Varsity Spirit Fashions and Supplies, Inc., 6745 Lenox Center Court, Memphis, TN 38115, USA, a Minnesota corporation ("Varsity").

           WHEREAS, Varsity has executed a license agreement with Select Sport A/S, a Danish company (hereinafter "Select Dk") which grants Varsity an exclusive license to market, source (anywhere in the World) and sell in the U.S. ("Varsity Territory") certain products which bear the SELECT Trademark (hereinafter sometimes "Varsity Exclusive Products"). Varsity was also granted a non-exclusive license to market, source and sell in the Varsity Territory certain other products (hereinafter sometimes "Varsity Non-Exclusive Products") which bear the SELECT trademark (sometimes combined hereinafter referred to as "Varsity Products"). Varsity Products are those annexed as APPENDIX A hereof;

           WHEREAS, SSA has been granted the right from Select Dk to distribute and sell, in the Varsity Territory and otherwise, soccer balls, water bottles, ball bags, ball pumps, training vests, shin guards, and goalie gloves, bearing the SELECT trademark (hereinafter sometimes "SSA Products"),

           WHEREAS, SSA has been granted the right to sell apparel bearing the SELECT trademark bought from Varsity to be distributed for promotional purposes only;

           WHEREAS, Varsity and SSA wish to come to an agreement herein with regard to the parties' respective rights to market, sell and distribute in the Varsity Territory the Varsity Products and the SSA Products;

           NOW, THEREFORE, for good and valuable consideration, it is hereby agreed as follows:

           1. For the term of this Agreement, so long as SSA can supply same in reasonable quantities with reasonable delivery availability, Varsity will purchase soccer balls from SSA and SSA will supply same to Varsity. Such balls will be Special Make Up (SMU) designs, and will carry "non-standard" Select ball graphics and names. Varsity's ball collection will not exceed six (6) current models in any product year, unless otherwise agreed to by Varsity and SSA. Varsity designs may not include an all-white model (i.e., without graphics). Varsity's use of SELECT on Varsity's SMU balls will be restricted to an acknowledgement on the valve panel.

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           2.  Varsity will pay to SSA ten percent (10%) above SSA's cost price
(FOB Pakistan, or source country) for their ball purchases from SSA. Varsity will meet the normal payment terms of Select Dk. All prices are FOB Pakistan or source country and Varsity shall pay freight costs etc. on the balls ordered by Varsity from source country to Varsity's warehouse, to which all such balls are to be delivered, unless otherwise agreed with regard to a particular shipment.

           3.  DISTRIBUTION

               a. Varsity understands and acknowledges that SSA besides selling to the retail market are selling soccer balls to the mega-clubs, leagues colleges, camps and events and SSA understands Varsity plans to sell its Varsity Non-Exclusive Products, which may include SMU balls, to these same customers, excluding the retail market.

               b. In order to maintain the quality of the SELECT brand, it is agreed that neither Varsity nor SSA will sell SELECT branded products to mass merchants and warehouse clubs.

           4.  PURCHASE OF CERTAIN ITEMS FROM VARSITY

               a. The parties agree that SSA can sell and distribute ball bags, training vests, pumps and water bottles bearing the SELECT trademark, which may be sourced independently by SSA, or from Varsity. Notwithstanding the same, if purchased from Varsity, SSA will pay to Varsity ten percent (10%) over Varsity's cost of goods (where "cost" includes any applicable royalties to be paid by Varsity to Select Dk).

               b. Notwithstanding the fact that Varsity has been granted an exclusive license to sell and distribute apparel products in the U.S., SSA can distribute certain SELECT branded apparel products (namely, T-shirts, polo shirts, coaches shorts, fleece, wind tops/jackets etc.). However, all such soccer apparel except training vests must be purchased from Varsity. SSA will pay to Varsity ten percent (10%) over Varsity's cost of goods (such "cost" including any applicable royalties to be paid by Varsity to Select Dk).

               c. Notwithstanding anything to the contrary herein, the parties agree that SSA can sell all items in the current SSA business inventory up to December 31, 2003. Contemporaneously with the signing hereof by SSA, SSA will supply to Varsity a list of such inventory items identified by product and quantities remaining.

           5. TERM. This Agreement will begin on 12/13/02 and continue in effect for the length of the term of the Varsity License with Select Dk or its successor, or so long as SSA continues to be the U.S. distributor for Select Dk, whichever terminates sooner unless this Agreement is terminated by either party as set forth herein.

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           6.  TERMINATION

               a. RIGHT TO TERMINATE

           The Agreement may be terminated by written notice by either party if the other party is unable to pay its debts when they become due, make an assignment for the benefit of creditors, file any petition or have any petition filed against it under the bankruptcy or insolvency laws of any jurisdiction, have or suffer a receiver or trustee to be appointed for its business or property, or be adjudicated a bankrupt or insolvent.

               b. TERMINATION BY BREACH

           In the event of material breach by either party hereunder, the aggrieved party may give written notice thereof and demand correction from the other, and if said correction is not made and demonstrated to the other's satisfaction within thirty (30) days of such demand, the aggrieved party may terminate the Agreement.

           7.  MISCELLANEOUS

               a. SSA recognizes that Varsity has also been granted the right to use the trademark SELECT as part of a domain name and as part of a "dba" and the right to sell SELECT products on the internet to customers in the Varsity Territory. SSA agrees that such domain name and internet use of SELECT will not conflict with any rights granted to SSA.

               b. SSA recognizes that Varsity has also been granted the license to sell the Varsity Exclusive Products and Non-Exclusive Products as shown on Exhibit A and that sales of such products would not impair or conflict with the distribution rights granted to SSA.

               c. Force Majeure

                        (i) If either party to this Agreement is prevented or delayed in the performance of any of its obligations under this Agreement by FORCE MAJEURE, meaning a delay caused by war, strikes, delivery impairments of any kind, litigation with any third-party pertaining to the right to use the SELECT Trademark in the U.S. and if such party gives written notice thereof to the other party specifying the matters constituting FORCE MAJEURE, together with such evidence as it reasonably can give and specifying the period for which it is estimated that such prevention or delay will continue, then the party so prevented or delayed shall be excused the performance or the punctual performance as the case may be as from the date of such notice for so long as such cause of prevention or delay shall continue.

                        (ii) If by virtue of the preceding sub-clause either party shall be excused the performance or punctual performance of any obligation for a continuous period of three (3) months, then the parties shall consult together with a view to agreeing what action should in the circumstances be taken and what amendments to the terms of this Agreement ought to be made, if any, including possible termination.

                        (iii) If at any time before the Agreement is wholly terminated under this article, the party who has been excused the performance of any of its obligations in accordance with the preceding provisions of this article receives a written notice from the other party that such other party wholly waives its right to receive further performance of that obligation, then the Agreement shall not be terminated but shall remain in force subject to such waiver.

               d. CONTROLLING LAW

           This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

           Any and all disputes, controversies and claims arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof, shall be finally settled by arbitration in New York in accordance with the rules of the American Arbitration Association.

           The arbitration award shall be final and binding upon the parties. Each party waives any objection which such party may now or hereafter have to the laying of venue of any such action, suit or proceeding and irrevocably submits to the jurisdiction of any such arbitration in any such action, suit or proceeding.

           Notwithstanding the foregoing, neither party waives the right to seek injunctive relief pertaining to this Agreement or the transactions contemplated hereby.

               e. NOTICES

           Except as otherwise set forth herein, any agreement, approval, consent, notice, request or other communication required or permitted to be given by either party to the other under this Agreement shall be in writing and shall be deemed to have been given (i) when delivered by hand or by courier,
(ii) when three(3) days have elapsed after its transmittal by a nationally recognized overnight courier such as Federal Express to the address set forth below, or (iii) immediately upon transmittal by facsimile to the number set forth below, in each case, with a copy provided in the same manner and at the same time to the copy recipients shown below:

           To SSA:

                                        Select Sport America, Inc.
                                        Attn: President
                                        44 Mitchell Road,
                                        Ipswich, MA 01938
                                        USA

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           With a copy to:              Select Sport A/S
                                        Attn: Adm. direktor
                                        Fabriksparken 46
                                        2600 Glostrup
                                        Denmark

           To Varsity:                  Varsity Spirit Fashions & Supplies Inc.
                                        Attn:  Ian McLaren
                                        6745 Lenox Court
                                        Memphis, TN 38115
                                        USA
                                        Tel.:     (901) 251 5877
                                        Fax:      (901) 251 5886

           With a copy to:              Arlana S. Cohen, Esq.
                                        St. Onge Steward Johnston & Reens LLC
                                        986 Bedford Street
                                        Stamford, CT 06905
                                        USA
                                        Tel.:     (203) 324-6155
                                        Fax:      (203) 327-1096

or to such other address as the recipient party shall have designated by notice so given.

               f. ENTIRE AGREEMENT

           This Agreement, including the Appendices referenced herein, constitutes the entire agreement of the parties relating to its subject matter and supersedes all prior oral or written understandings or agreements in relation thereto. No promise, understanding, representation, inducement, condition or warranty not set forth herein has been made or relied upon by either party hereto.

               g. AMENDMENTS

           This Agreement may not be amended, modified or cancelled except by a written instrument executed by both parties.

               h. BINDING EFFECT

           This Agreement shall be binding upon and shall inure to the benefit of the Licensor and the Licensee and any and all parents, shareholders and/or subsidiaries as applicable.

               i. ASSIGNABILITY

           This Agreement is not assignable by SSA except to an entity owned or controlled by SSA without the prior written permission of Varsity.

               j. WAIVER

           No waiver of, acquiescence in or consent to any breach of or default under this Agreement shall be deemed a waiver of, acquiescence in or consent to any other breach or default occurring at any time.

               k. SEVERABILITY

           If any provision of this Agreement, or the application of the provision to any person or circumstance, is held to be inconsistent with any present or future law, ruling, rule or regulation or any court or governmental or regulatory authority having jurisdiction over the subject matter of this Agreement, such provision shall be deemed to be modified to the minimum extent necessary to comply with such law, ruling, rule or regulation, and the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held inconsistent, shall not be affected. If any provision is determined to be illegal, unenforceable or void, and if the remainder of this Agreement shall not be affected by such determination and is capable of substantial performance, then such void provision shall be deemed rescinded and each provision not so affected shall be enforced to the extent permitted by law.

               l. COUNTERPARTS

           This Agreement may be executed in several counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

               m. HEADINGS

           The headings in this Agreement are for reference purposes only, do not constitute a part of this Agreement and shall not affect its meaning or interpretation.

SELECT SPORT AMERICA INC.                VARSITY SPIRIT FASHIONS &
                                         SUPPLIES, INC.



By     /s/ Peter Knap                    By     /s/ John M. Nichols
  ------------------------------------     -------------------------------------
Name   Peter Knap                        Name   John M. Nichols
    ----------------------------------       -----------------------------------
Title  CFO                               Title  Senior Vice-President
     ---------------------------------        ----------------------------------
Date   12/13/02                          Date   12/13/02
    ----------------------------------       -----------------------------------










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                                   APPENDIX A
                             "PRODUCTS" - DEFINITION

VARSITY EXCLUSIVE PRODUCTS:

a. Soccer team uniforms, meaning soccer jerseys, shorts and socks, including goalkeeper apparel.

b.  Team outerwear, meaning tracksuits and fleece tops.

c.  Coaching apparel, including polo shirts, shorts and jackets.

d.  Other soccer type apparel, including T-shirts, shorts, outerwear and fleece.

e.  Accessories, meaning sports bags, backpacks, caps, hats and coaches bags.

f.  Soccer footwear.

g.  Organising and Operating Soccer camps and events.


VARSITY NON-EXCLUSIVE PRODUCTS:

Soccer balls, water bottles, ball bags, ball pumps, shin guards, goalie gloves, products provided to soccer camps and soccer events.